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                                                                EXHIBIT 99.01
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FOR IMMEDIATE RELEASE
                                               FOR MORE INFORMATION CONTACT:

                                               Mark C. Brown
                                               Chief Financial Officer
                                               (703) 247-2514

                                               Sonya Udler
                                               Vice President of Corporate
                                               Communications
                                               (703) 247-2517




         STRAYER EDUCATION, INC. ANNOUNCES CLOSING OF 2.3 MILLION SHARE
                       SECONDARY OFFERING OF COMMON STOCK

ARLINGTON, VA., NOVEMBER 20, 2002 - Strayer Education, Inc. (the "Company") (Nasdaq: STRA) announced today that its previously announced secondary offering of common stock closed earlier today. The number of shares sold in the offering (2.3 million shares) includes 0.3 million shares sold pursuant to the exercise of the underwriters' over-allotment option. The Company will not receive any of the proceeds of the offering.

The common shares were issued following the conversion of convertible preferred stock held by New Mountain Partners, L.P., a private equity firm, and DB Capital Partners, Inc., an affiliate of Deutsche Bank. The offering was made pursuant to the exercise of existing registration rights held by New Mountain and DB Capital. After giving effect to the offering, New Mountain continues to beneficially own in excess of 25% of Strayer's equity securities.

The managing underwriters for the offering were Credit Suisse First Boston, Banc of America Securities LLC and Legg Mason Wood Walker Incorporated.

Strayer Education, Inc. (Nasdaq: STRA) (www.strayereducation.com) is an education services holding company which owns Strayer University and certain other assets. Strayer's mission is to make higher education achievable and convenient for working adults in today's economy.

Strayer University (www.strayer.edu) is a proprietary institution of higher learning which offers undergraduate and graduate degree programs in Business Administration, Accounting, and Information Technology to more than 16,500 working adult students at 20 campuses in Maryland, Washington, D.C., Virginia, and North Carolina and via the Internet through Strayer ONLINE. Strayer University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. By constantly adapting to the latest techniques and technologies used in business, we provide our graduates with practical skills and a competitive edge in the changing marketplace.

Strayer University is accredited by the Middle States Commission on Higher Education. Founded in 1892, Strayer attracts students both nationally and internationally.

This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 ("Reform Act"). The statements are based on the Company's current expectations and are subject to a number of uncertainties and risks. In connection with the Safe Harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company's actual results to differ materially. The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as state and regional regulatory requirements, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, our ability to implement our growth strategy, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company's annual report on Form 10-K and its other filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.

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